EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT (this “Agreement”), dated as of September 24, 2003, by and between Eos International, Inc., a Delaware corporation, with its office located at 888 Seventh Avenue, 13th Floor, New York, New York 10106 (the “Company”), and Jose Ferreira, Jr. with an address at 73 Turning Mill Lane, New Canaan, Connecticut 06840 (“Executive”).

R E  C  I  T  A  L  S:

        WHEREAS, the Company desires to employ Executive as its President and Chief Executive Officer, and Executive desires to serve the Company in such capacities on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, it is agreed as follows:

1.          DEFINITIONS

                As used in this Agreement, the following terms shall have the meanings set forth below:

                1.1     “2003 Plan” shall mean the Eos International, Inc. 2003 Deferred Compensation Plan.

                1.2     “Affiliate”shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, “control” shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

                1.3     “Agreement” shall have the meaning assigned to such term in the Preamble to this Agreement.

                1.4     “Approved Activities” shall have the meaning assigned to such term in Section 2.2 of this Agreement.

                1.5     “Basic Salary” shall have the meaning assigned to such term in Section 5.1 of this Agreement.

                1.6     “Board” shall mean the Board of Directors of the Company as duly constituted from time to time. Any action of the Board hereunder with respect to this Agreement shall require the approval of a majority of the whole Board.

                1.7     “Bonus” shall have the meaning assigned to such term in Section 5.2 of this Agreement.

                1.8     “Business” shall mean the business conducted by the Company or any Subsidiary, directly or indirectly.

                1.9     “Cause”shall mean any of the following:

                          (a)     The conviction of Executive for a felony under federal law or a felony under the law of the State of Connecticut or an equivalent violation under the law of any other jurisdiction within the United States, or the willful commission by Executive of a criminal act or other act not in the course of the conduct by Executive of the Duties that in the reasonable judgment of the Board causes or will likely cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;

                          (b)      The commission by Executive of an act of fraud in the conduct of Executive’s duties on behalf of the Company;

                          (c)      The continuing willful failure of Executive to conduct the substantive duties of Executive to the Company (other than any such failure resulting from Executive’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Executive by the Compensation Committee of the Board;

                          (d)      The order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Executive’s employment hereunder; or

                          (e)      The commission by the Executive of an action involving moral turpitude which the Board determines in good faith will have a material adverse effect on the Company.

                          For purposes of this Section 1.9, no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or a Subsidiary.

                1.10      “Change of Control” shall mean:

                          (a)      any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, any person or “group” (as such term is used in Regulation D-G of the Securities and Exchange Commission under the Act) who on the date of this Agreement is the beneficially owner (as defined herein) of 5% or more of any class of equity securities of the Company, or a person engaging in a transaction of the type described in clause (c) of this subsection but which does not constitute a change in control under such clause, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 45% or more of the combined voting power of the Company’s then outstanding securities;

                          (b)      during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into as agreement with the Company to effect a transaction described in clauses (a), (c) or (d) of this subsection) whose election by the Board or nomination for election by the Company shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

                          (c)      the shareholders of the Company approve, or if no shareholder approval is required or obtained, the Company or a subsidiary of the Company completes a merger, consolidation or similar transaction of the Company or a subsidiary of the Company with or into any other corporation, or a binding share exchange involving the Company’s securities occurs, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the Voting Stock of the Company or such surviving entity outstanding immediately after such transaction; or

                          (d)      the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

                1.11     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

                1.12     “Commencement Date” shall be September 29, 2003.

                1.13     “Committee” shall have the meaning given such term in Section 5.1of this Agreement.

                1.14     “Company” shall have the meaning given such term in the Preamble of this Agreement.

                1.15     “Competes” shall mean the direct competition by a person or entity with the Company, which shall be determined by the Board, in good faith, based upon the one or more of the following factors: (a) whether the person or entity is engaged in the sale of children’s educational products through a party plan sales model in the United States, (b) whether the person or entity is engaged in for-profit fund raising activities in the United States, (c) whether the person or entity is engaged in the sale of general merchandise, i.e. greeting cards, gift-wrap and giftware items, utilizing an independent representative assisted mail order sales model in Canada or the United States, and (d) any activity of the Company added to this list by action of the Board, in good faith; provided, that, no activity added to this list by action of the Board shall prohibit Executive from engaging in any then current activity of Executive.

                1.16      “Confidential Information” shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, possible acquisition information and other business affairs of the Company or its Affiliates in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Executive or employees or agents of Woodclyffe, which (i) is or are designed to be used in, or are or may be useful in connection with, the Business of the Company, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, or (ii) gives the Company or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

                1.17     “Date of Termination” shall mean the Term Date, or any date upon which this Agreement shall terminate pursuant to Section 7 of this Agreement.

                1.18      “Disability” shall mean the inability of Executive to perform the Duties, if performing the Duties for the Company or a Subsidiary, pursuant to the terms of this Agreement and by-laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period. The existence of a Disability means that Executive’s mental and/or physical condition substantially interferes with Executive’s performance of his substantive duties for the Company and/or its Subsidiaries as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by professionally qualified medical experts selected by the Board and reasonably acceptable to Executive or his agent.

                1.19     “Duties” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

                1.20     “Executive” shall have the meaning assigned to such term in the Preamble of this Agreement.

                1.21     “Fair Market Value” shall mean the fair market value of stock, including the Restricted Stock Award, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, in good faith, the Fair Market Value of stock as of any given date shall be determined as follows: (i) if the stock is traded over-the-counter on the date in question, but is not classified as a national market issue, and the stock is regularly traded in this manner, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; or (ii) if the stock is traded over-the-counter on the date in question and is classified as a national market issue, and is regularly traded in this manner, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date; or (iii) if the stock is traded on a stock exchange on the date in question, and is regularly traded in this manner, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or (iv) if (i), (ii) or (iii) shall not apply, as the Committee shall, in good faith, determine.

                1.22     “Goals” shall mean the goals, the completion of which is a condition of the payment of the Bonus for a fiscal year of the Company, which are to be initially proposed by Executive and approved by the Committee as goals with respect to a specific fiscal year of the Company.

                1.23      “Good Reason”shall have the meaning given such term in Section 7.6 of this Agreement.

                1.24     “Grant” shall have the meaning assigned to such term in Section 5.3 of this Agreement.

                1.25      “Guaranteed Amount” shall have the meaning assigned to such term in Section 5.4 of this Agreement.

                1.26     “Panel” shall have the meaning given such term in Section 8 of this Agreement.

                1.27     “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                1.28     “Private Investors” shall mean the purchasers of common stock of the Company in the Company’s $7.5 million private equity offering consummated on January 14, 2003.

                1.29     “Registration Rights Agreement” shall have the meaning assigned to such term in Section 5.3 of this Agreement.

                1.30     “Registration Statement” shall have the meaning assigned to such term in Section 5.3 of this Agreement.

                1.31     “Restricted Stock Award” shall have the meaning assigned to such term in Section 5.3 of this Agreement.

                1.32     “Service Year” shall mean each twelve-month period, or part thereof, during which Executive is providing services to the Company hereunder, commencing on the Commencement Date and on the same day of the subsequent calendar year and each consecutive 12 month period thereafter.

                1.33     “Subsidiary” shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company.

                1.34     “Term”shall mean the term of employment of Executive under this Agreement.

                1.35     “Term Date” shall have the meaning assigned to such term in Section 3 of this Agreement.

                1.36     “Trust Agreement” shall mean the Trust Agreement to be entered into by and between the Company and a financial institution, as trustee, the corpus of which shall be the Grant.

                1.37     “Voting Stock” shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

                1.38     “Woodclyffe”shall mean Woodclyffe Group, L.L.C., a Connecticut limited liability company.

                Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2.     SERVICES AND DUTIES OF EXECUTIVE

                2.1     Services; Title; Duties.   The Company hereby employs Executive, and Executive hereby accepts employment, as President and Chief Executive Officer of the Company. The duties of Executive (the “Duties”) shall be (i) to have general and active management and control over the business and affairs of the Company and its Subsidiaries, (ii) as are provided in the bylaws of the Company, (iii) those responsibilities assigned to him by the Board consistent with the foregoing, (iv) to propose the Goals for each fiscal year, commencing the fiscal year beginning October 1, 2003, such proposed Goals to be submitted to the Committee no later than October 30, 2003 and 30 days prior to the beginning of each fiscal year thereafter, and (v) services as are necessary and desirable to protect and to advance the best interests of the Company and its Subsidiaries, acting, in all instances, under the supervision of and in accordance with the policies set by the Board.

                2.2     Performance of Duties.   Executive is engaged in other business activities which as of the date hereof have been disclosed by Executive to the Board in writing. These activities together with any other business activities for which Executive receives compensation which are hereafter approved by the Board are referred to as the “Approved Activities.” Executive agrees to disclose to the Chairman of the Board and the General Counsel of the Company a list of Approved Activities and proposed Approved Activities, in writing, every 90 days, commencing 90 days after the Commencement Date. Executive shall not engage in business activities for compensation other than Approved Activities. Executive shall devote such amount of Executive’s working time as is necessary and appropriate (60% of Executive’s working hours are committed to Executive’s employment hereunder) to conduct diligently the Duties as an executive of the Company and to conduct such other executive duties as are assigned to him from time to time by the Board. Executive agrees that the Approved Activities will be subservient to the Duties and will not interfere with Executive’s obligations hereunder in any material way. During the Term, except for the Approved Activities, Executive: (i) shall comply with all laws, statutes, ordinances, rules and regulations relating to the Business, and (ii) except for Approved Activities, shall not engage in or become employed or otherwise retained, directly or indirectly, in a business which Competes with the Business of the Company and its Subsidiaries, without the prior written consent of the Board, nor shall Executive act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person which Competes with the Business of the Company and its Subsidiaries, without such written consent, which, in both instances, may be given or withheld by the Board in its absolute discretion. Activities of Woodclyffe shall not be deemed activities of Executive unless Executive is directly engaged in such activities.

3.     TERM OF SERVICES

                The employment of Executive pursuant to this Agreement commenced as of the Commencement Date and shall end on September 30, 2005, unless sooner terminated pursuant to Section 7of this Agreement or unless extended for one additional year to September 30, 2006 at the option of Executive (the “Term Date”). To exercise the foregoing option, Executive shall give written notice to the Company of the exercise of such option no later than August 11, 2005. Executive may not exercise such option after the earlier of such time as (i) the Board notifies Executive that Executive’s employment hereunder is being terminated for Cause, and (ii) Executive gives to the Company notice of termination of Executive’s employment hereunder for any reason.

4.     FEES, PAYMENTS, AND BENEFITS

                The Company shall pay Executive as provided herein, for all of the services to be rendered by Executive hereunder during the Term, and in consideration of the various restrictions imposed upon Executive during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement; provided, however, that no amounts shall be paid to Executive under this Agreement for any period subsequent to the termination of employment of Executive for any reason whatsoever, except as provided in subparagraph (c) of Section 5.2 of this Agreement, Section 5.4 of this Agreement, or Section 7 of this Agreement.

5.     BASIC SALARY / BONUS

                5.1      Basic Salary.   The Company shall pay Executive, for all of the services to be rendered by Executive hereunder during the Term, a fee of $50,000 per month (as adjusted upward by the Board from time to time) (the “Basic Salary”), payable monthly (in advance at the beginning of each month), less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for Executive’s contributions to welfare benefits provided by the Company to Executive and such other deductions or amounts, if any, as are authorized by Executive. The Basic Salary shall be prorated for the month in which Executive’s employment pursuant to this Agreement commences or terminates. The Basic Salary may be increased from time to time by the Board and, once increased, shall not thereafter be reduced. The Basic Salary shall be reviewed at least once in every Service Year by a committee of the Board responsible for determining compensation of senior management of the Company, each of the members of which is a “non-employee-director” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Act (the “Committee”). Any increase in the Basic Salary shall not serve to offset or reduce any other obligation to Executive under this Agreement.

                5.2     Bonus.  Executive shall be eligible to receive an annual Bonus (the “Bonus”) as follows: (a) $150,000 on December 31, 2003, (b) 75% of the Basic Salary for the fiscal year commencing October 1, 2003, subject to achievement of the Goals for such fiscal year, payable on November 15, 2004, and (c) 75% of the Basic Salary for the fiscal year commencing October 1, 2004, subject to achievement of the Goals for such fiscal year, payable on November 15, 2005 if, in connection with this clause (c), Executive is employed by the Company as Chief Executive Officer of the Company on September 30, 2005.

                5.3     Restricted Stock Award.

                          (a)     The Grant.   On the date that the Registration Statement becomes effective, the Company hereby grants to the trustee under the Trust Agreement for the benefit of Executive 10,000,000 shares of common stock of the Company (the “Grant”), which shall vest as follows:

                               (i)      On the date that the Registration Statement becomes effective, 2,000,000 shares of common stock of the Company of the Grant shall be fully vested and receipt of which shall be deferred pursuant to the terms of the 2003 Plan, subject to the provisions of Section 7 of this Agreement.

                               (ii)      On September 30, 2004, 4,000,000 shares of common stock of the Company of the Grant shall be fully vested, subject to (A) the right of Executive to defer receipt of the such shares pursuant to the terms of the 2003 Plan, and (B) the provisions of Section 7 of this Agreement.

                               (iii)      On September 30, 2005, 4,000,000 shares of common stock of the Company of the Grant shall be fully vested, subject to (A) the right of Executive to defer receipt of the such shares pursuant to the terms of the 2003 Plan, and (B) the provisions of Section 7 of this Agreement.

                     (b)       Definition.  The foregoing award of equity of the Company to Executive is referred to as the “Restricted Stock Award” so long as the shares subject to the award are not vested.

                     (c)      Registration.

                               (i)      The securities subject to the Grant will not be registered for resale under the Securities Act of 1933, as amended, on the date of grant.

                               (ii)      As soon as reasonably practicable after the date of this Agreement, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 (the “Registration Statement”) registering the grant by the Company of the Grant.

                               (iii)      As soon as reasonably practicable after the date of this Agreement, the Company and Executive shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), which shall provide that the Company shall register for resale the shares of common stock of the Company subject to the Grant as follows: (A) with respect to such shares notdeferred in accordance with this Agreement and the 2003 Plan, as soon as reasonably practicable following vesting, and (B) with respect to such shares deferred in accordance with this Agreement and the 2003 Plan, as soon as reasonably practicable following expiration of such deferral. No registration rights granted under the Registration Rights Agreement shall be more favorable than registration rights granted to the Private Investors.

                     (d)      Certificates for Stock.   The Restricted Stock Award may be evidenced in such manner as the Committee shall determine. If certificates representing such shares are registered in the name of Executive, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock Award.

                     (e)      Trust.  The certificates representing shares of common stock of the Company subject to the Grant shall be held in trust pursuant to the terms and conditions of the Trust Agreement, pending distribution of the shares to Executive (or Executive’s beneficiaries or estate in the event of the death of Executive) or the Company in accordance with the Trust Agreement.

                     (f)      Rights Upon Deferral.   To the extent that any portion of the Restricted Stock Award is deferred under the 2003 Plan pursuant to Section 5.3 of this Agreement, Executive’s rights with respect to such deferred shares, once deferred, shall be determined in accordance with the provisions of the 2003 Plan, except as otherwise specifically provided in this Agreement.

                     (g)      Voting Rights.   The Compensation Committee of the Board of Directors of the Company may direct the trustee under the Trust Agreement as to the voting of the shares so held in trust and the Compensation Committee’s instructions shall be subject to the fiduciary duties of the trustee. Any dividends on shares held in trust pursuant to the Trust Agreement shall be held in trust until such time as the shares upon which such dividends were paid are distributed in accordance with the Trust Agreement.

                     (h)      Restrictions on Transfer.   Executive may not offer, sell, transfer, or otherwise dispose of any shares granted pursuant to the Restricted Stock Award prior to the vesting thereof. Executive understands and acknowledges that shares granted to Executive under this Agreement, whether Restricted Stock or otherwise, may not be offered, sold, transferred, or otherwise disposed of (“Transferred”) except in accordance with the Securities Act of 1933, as amended, the rules and regulations thereunder, and all applicable state securities laws, and may not be Transferred during any Company imposed blackout periods.

                     (i)      Withholding Taxes.   It shall be a condition to delivery of a vested portion of the Restricted Stock Award (whether a distribution under the 2003 Plan or otherwise) that Executive must satisfy all applicable federal, state and local income tax, employment tax, and withholding requirements by payment of cash of such amounts to the Company. It shall also be a condition of any deferral under the 2003 Plan that Executive shall satisfy all applicable employment tax withholding requirements attributable to such deferral by payment of cash of such amounts to the Company. Failure to pay such amounts in full within 30 days after the date due shall result in forfeiture of the Restricted Stock Award with respect to which such payment is due.

                     (j)      Beneficiaries.  Executive may designate a beneficiary to be assigned the portion of the Restricted Stock Award granted but unvested at the time of Executive’s death to which Executive’s estate or legatees are entitled pursuant to Section 7 of this Agreement. If no beneficiary has been named by Executive at the time of death, any unvested portion of the Restricted Stock Award shall be transferred to Executive’s estate to the extent provided in Section 7 of this Agreement.

           5.4      Guaranteed Amount.   If Executive is the Chief Executive Officer of the Company on September 30, 2005, the Company shall pay Executive on November 15, 2005 the amount by which the aggregate of the Basic Salary paid through September 30, 2005, plus the Bonus paid through November 15, 2005, is less than $2,000,000 (the “Guaranteed Amount”). The Guaranteed Amount shall be paid in cash unless the Committee determines in good faith that the payment of the Guaranteed Amount in cash (i) would render the Company insolvent, or (ii) leave the Company unable to meet its obligation as they accrue, or (iii) would violate the provisions of an agreement to which the Company is a party which had been approved by Executive, in which event the Guaranteed Amount shall be paid in the form of shares of common stock of the Company valued at Fair Market Value by the Committee, or in the event such form of payment is deemed by the Committee, in good faith, to be unavailable or not desirable, then in the form of five year subordinated notes with an interest rate equal to the prime or base rate of interest charged by banks with their main offices located in the City of New York, as reported in the Wall Street Journal or a similar publication, such notes to provide that all principal and interest thereon shall be paid at maturity.

           5.5      Change of Control.   Upon a Change of Control that occurs prior to the Date of Termination, (i) Executive shall receive the same payments and benefits as Executive would have received if Executive’s employment was terminated without Cause pursuant to Section 7.5 of this Agreement, except with respect to the vesting of unvested portions of the Grant, and (ii) to the extent to which such Change of Control occurs prior to the vesting of any portion of the Grant, any unvested portion of the Grant shall immediately accelerate and vest as of the date of such Change of Control.

           5.6.      Withholding Taxes.   As an employee of the Company, Executive’s Basic Salary and Bonus shall be subject to all applicable federal, state, and local income tax, employment tax, and withholding requirements.

6.     ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

           6.1      Additional Benefits.   The Company shall provide the following additional benefits to Executive during the Term:

                     (a)      provision of a comprehensive medical indemnity policy for Executive and his family having terms no less favorable than the coverage made available to other executives of the Company;

                     (b)      a comprehensive disability policy for Executive having terms no less favorable than coverage made available to other executives of the Company;

                     (c)      such other benefits as the Board shall lawfully adopt and approve for Executive.

           6.2      Reimbursement for Expenses.   The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by Executive during the Term in the provision of his services hereunder upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires Executive to travel on business during the Term, Executive shall be entitled to first class air travel and shall be reimbursed for any travel expenses in accordance with this Section 6.2.

7.     TERMINATION OF SERVICES

           7.1      Death.   If Executive dies during the Term, this Agreement shall terminate upon the date of death of Executive. Except as set forth in this Section 7.1, upon the death of Executive, Executive shall receive no further payments hereunder. Upon the death of Executive:

                     (a)      the designated beneficiaries of Executive, or if none are designated, Executive’s estate, shall receive at the end of the fiscal year in which Executive dies only the pro rata portion of the Bonus, if any, earned during the period commencing at the beginning of the fiscal year (as described in Section 5.2 of this Agreement) in which Executive’s death occurred and ending on the date of the death of Executive, subject to achievement of the Goals for such fiscal year.

                     (b)      in the event that Executive’s death occurs prior to September 30, 2004, then the portion of the Restricted Stock Award scheduled to vest on September 30, 2004 pursuant to Section 5.3(a)(ii) of this Agreement equal to the product of 10,928.96174 multiplied by the number of days elapsed during the period beginning on October 1, 2003 and ending on the date of death, inclusive, rounded up to the nearest whole share, shall immediately vest and be distributed to the designated beneficiaries of Executive hereunder, or if none are designated, to the Executive’s estate.

                     (c)      in the event that Executive’s death occurs after September 30, 2004 but before September 30, 2005, then the portion of the Restricted Stock Award scheduled to vest on September 30, 2005 pursuant to Section 5.3(a)(iii) of this Agreement equal to the product of 10,958.9041 multiplied by the number of days elapsed during the period beginning on October 1, 2004 and ending on the date of death, inclusive, rounded up to the nearest whole share, shall immediately vest and be distributed to the designated beneficiaries of Executive hereunder, or if none are designated, to the Executive’s estate.

                     (d)      except as indicated in Section 7.1(b) or Section 7.1(c) above, any other portion of the Restricted Stock Award that is unvested on the date of death shall terminate and be null and void as of such date.

                     (e)      notwithstanding the foregoing, any portion of the Restricted Stock Award, the vesting date of which had occurred, but the receipt of which was deferred by Executive pursuant to Section 5.3 of this Agreement and the 2003 Plan, shall be disposed of in accordance with the provisions of the 2003 Plan.

                     (f)      the Company shall reimburse Executive’s estate for any unreimbursed expenses incurred by Executive prior to the date of death and which the Company is required to reimburse pursuant to Section 6.2 of this Agreement.

           7.2      Disability.   If, during the Term, Executive has a Disability, the Company may, at any time after Executive has a Disability, terminate this Agreement by written notice to Executive. Except as set forth in this Section 7.2, upon termination of Executive due to Disability, Executive shall receive no further payments hereunder. Upon termination by the Company due to Executive’s Disability:

                     (a)      Executive shall receive at the end of the fiscal year in which Executive is terminated due to Disability only the pro rata portion of the Bonus, if any, earned during the period commencing at the beginning of the fiscal year (as described in Section 5.2 of this Agreement) in which the termination for Disability occurred and ending on the Date of Termination due to Disability, subject to achievement of the Goals for such fiscal year.

                     (b)      in the event that such termination occurs prior to September 30, 2004, then the portion of the Restricted Stock Award scheduled to vest on September 30, 2004 pursuant to Section 5.3(a)(ii) of this Agreement equal to the product of 10,928.96174 multiplied by the number of days elapsed during the period beginning on October 1, 2003 and ending on the Date of Termination due to Disability, inclusive, rounded up to the nearest whole share, shall immediately vest and be distributed to Executive.

                     (c)      in the event that such termination occurs after September 30, 2004 but before September 30, 2005, then the portion of the Restricted Stock Award scheduled to vest on September 30, 2005 pursuant to Section 5.3(a)(iii) of this Agreement equal to the product of 10,958.9041 multiplied by the number of days elapsed during the period beginning on October 1, 2004 and ending on the Date of Termination due to Disability, inclusive, rounded up to the nearest whole share, shall immediately vest and be distributed to Executive.

                     (d)      except as indicated in Section 7.2(b) or Section 7.2(c) above, any other portion of the Restricted Stock Award that is unvested on the Date of Termination due to Disability shall terminate and be null and void as of such date.

                     (e)      notwithstanding the foregoing, any portion of the Restricted Stock Award, the vesting date of which had occurred, but the receipt of which was deferred by Executive pursuant to Section 5.3 of this Agreement and the 2003 Plan, shall be disposed of in accordance with the provisions of the 2003 Plan.

                     (f)      the Company shall reimburse Executive for any unreimbursed expenses incurred by Executive prior to the Date of Termination due to Disability and which the Company is required to reimburse pursuant to Section 6.2 of this Agreement.

           7.3      Voluntary Termination.   This Agreement may be terminated by Executive at any time with or without cause upon 60 days prior written notice to the Company. After such sixty day period, the Company shall have no further liability to make payments hereunder except those required by law or which were accrued and unpaid at the Date of Termination and Executive shall forfeit all unvested portions of the Restricted Stock Award.

           7.4      Termination for Cause.   The Company may terminate Executive’s employment hereunder for Cause at any time by written notice given to Executive by the Board. Upon such termination Executive shall not have any right to receive any further payments hereunder, except for cash amounts accrued and unpaid hereunder prior thereto and provide welfare benefits as required by law and except as provided in Section 7.8 of this Agreement, and Executive shall forfeit all unvested portions of the Restricted Stock Award.

           7.5      Termination Without Cause.   In the event that Executive's employment hereunder is terminated by the Company without Cause:

                     (a)      Executive shall continue to receive the Basic Salary for a period beginning on the Date of Termination and ending on the earlier to occur of (i) the 12 month anniversary of the Date of Termination, and (ii) the Term Date. Executive shall also receive, at the end of the fiscal year in which the Date of Termination occurs, the pro rata portion of the Bonus, if any, earned during the period commencing at the beginning of the fiscal year (as described in Section 5.2 of this Agreement) in which such termination occurred and ending on the Date of Termination, subject to achievement of the Goals for such fiscal year.

                     (b)      Executive shall be entitled to the Guaranteed Amount and:

                               (i)      in the event that such termination occurs prior to September 30, 2004, then the portion of the Restricted Stock Award scheduled to vest on September 30, 2004 pursuant to Section 5.3(a)(ii) of this Agreement equal to the product of 10,928.96174 multiplied by the number of days elapsed during the period beginning on October 1, 2003 and ending on the Date of Termination, inclusive, rounded up to the nearest whole share, shall immediately vest and be distributed to Executive.

                               (ii)      in the event that such termination occurs after September 30, 2004 but before September 30, 2005, then the portion of the Restricted Stock Award scheduled to vest on September 30, 2005 pursuant to Section 5.3(a)(iii) of this Agreement equal to the product of 10,958.9041 multiplied by the number of days elapsed during the period beginning on October 1, 2004 and ending on the Date of Termination, inclusive, rounded up to the nearest whole share, shall immediately vest and be distributed to Executive.

                               (iii)      as indicated in Section 7.5(b)(i) or Section 7.5(b)(ii) above, any other portion of the Restricted Stock Award that is unvested on the Date of Termination shall terminate and be null and void as of such date.

                               (iv)      notwithstanding the foregoing, any portion of the Restricted Stock Award, the vesting date of which had occurred, but the receipt of which was deferred by Executive pursuant to Section 5.3 of this Agreement and the 2003 Plan, shall be disposed of in accordance with the provisions of the 2003 Plan.

                               (v)      the Company shall reimburse Executive for any unreimbursed expenses incurred by Executive prior to the Date of Termination which the Company is required to reimburse pursuant to Section 6.2 of this Agreement.

                     (c)      The Company shall have no further obligation to make any payment of the Basic Salary or the Bonus, except as set forth in Section 7.5 of this Agreement.

           7.6.      Termination for Good Reason.   In the event Executive terminates Executive’s employment hereunder for Good Reason, Executive shall receive the same payments and benefits as Executive would have received if Executive’s employment hereunder was terminated without Cause pursuant to Section 7.5 of this Agreement; provided, that, in the event of a termination of Executive’s employment hereunder for Good Reason as a result of Section 7.6(h) of this Agreement, then Section 5.5 of this Agreement shall govern with respect to the vesting of the Grant. “Good Reason” for purposes of this Agreement means:

                     (a)      the assignment by the Company to Executive of duties which are materially different than those as described in this Agreement;

                     (b)      the removal of Executive from, or any failure to reappoint or reelect Executive to, the highest title held by Executive, except in connection with a termination of Executive’s employment hereunder for Cause, or by reason of Executive’s death or Disability;

                     (c)      a reduction or non-payment of the Basic Salary or failure to review the Basic Salary as required by this Agreement or failure to pay the Bonus, as required by this Agreement;

                     (d)      a material breach by the Company of this Agreement which is not cured within 30 days after written notice thereof to the Board by Executive;

                     (e)      requiring Executive to be based anywhere other than New Canaan, Connecticut, except for required travel on the Company’s business;

                     (f)      the failure to deliver the Restricted Stock Award as provided by this Agreement or the 2003 Plan or the failure to pay the Guaranteed Amount in accordance with this Agreement;

                     (g)      the failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in Section 13 of this Agreement; or

                     (h)      a Change of Control shall occur.

           7.7      Notice of Termination.   Any purported termination of Executive’s employment hereunder by reason of Executive’s Disability or for Cause, or by Executive for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice given by Executive or the Company, which shall indicate the specific basis for termination of Executive’s employment hereunder and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement.

           7.8      Date of Termination.   For purposes of this Agreement, “Date of Termination” shall mean the date of termination of Executive’s employment specified in the Notice of Termination, which shall not be more than 90 days after such Notice of Termination is given, as such date may be modified pursuant to the following two sentences. If within 30 days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a dispute regarding the basis for termination of employment of Executive hereunder or the determination of any payments to Executive under this Agreement (a “Dispute”) exists (a “Notice of Dispute”), the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, by the Panel, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, that, the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence, and provided further that pending the resolution of any such Dispute, the Company shall continue to pay the Basic Salary and to provide Executive with the same or substantially comparable welfare benefits and prerequisites, to the extent then so available at the date of such determination, but in no event beyond the Term Date. Should a Dispute ultimately be determined in favor of the Company, then all sums (net of tax withholdings by the Company from such sums) paid by the Company from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by Executive to the Company. Executive shall not be obligated to pay to the Company the cost of providing Executive with welfare benefits and prerequisites for such period, unless the final judgment, order or decree of a court arbitration panel or other body resolving the Dispute determines that Executive acted in bad faith in giving a Notice of Dispute. Should a Dispute ultimately be determined in favor of Executive, then Executive shall be entitled to retain all sums paid and receive the Bonus and such portion of the Restricted Stock Award which would have been received but for the Dispute and the Guaranteed Amount (if any) if then due to Executive pursuant to Section 5.4 of this Agreement, and Executive shall be entitled to receive, in addition, the payments and other benefits provided for in this Section 7 to the extent not previously paid hereunder and the payment of Executive’s reasonable legal fees incurred as a result of such Dispute upon submission to the Company of a detailed statement of fees from Executive’s attorneys.

8.     ARBITRATION

           8.1      Except as otherwise provided herein, the parties hereby agree that any Dispute or any dispute regarding the rights and obligations of any party under this Agreement or under any law governing the relationship created by this Agreement, including without limitation Executive’s challenge of a purported termination for Cause or Disability, must be resolved pursuant to this Section 8. Within seven days after either party’s written notice to the other of his or its desire to submit any Dispute or arbitrable matter as set forth herein to arbitration, the parties will meet to attempt to amicably resolve their differences and, failing such resolution, either or both of the parties may submit the matter to mandatory and binding arbitration with the Center for Public Resources (“CPR”). The issue(s) in dispute shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a panel of three arbitrators (the “Panel”). The only issue(s) to be determined by the Panel will be those issues specifically submitted to the Panel. The Panel will not extend, modify or suspend any of the terms of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §1-16, and judgment upon the award rendered by the Panel may be entered by any court having jurisdiction thereof. A determination of the Panel shall be by majority vote.

           8.2      Promptly following receipt of the request for arbitration, CPR shall convene the parties in person or by telephone to attempt to select the arbitrators by agreement of the parties. If agreement is not reached, the Company shall select one arbitrator and Executive shall select one other arbitrator. These two arbitrators shall select a third arbitrator. If these two arbitrators are unable to select the third arbitrator by mutual agreement, CPR shall submit to the parties a list of not less than 11 candidates. Such list shall include a brief statement of each candidate’s qualifications. Each party shall number the candidates in order of preference, shall note any objection they may have to any candidate, and shall deliver the list so marked back to CPR. Any party failing without good cause to return the candidate list so marked within 10 days after receipt shall be deemed to have assented to all candidates listed thereon. CPR shall designate the arbitrator willing to serve for whom the parties collectively have indicated the highest preference and who does not appear to have a conflict of interest. If a tie should result between two candidates, CPR may designate either candidate.

           8.3      This agreement to arbitrate is specifically enforceable. Judgment upon any award rendered by the Panel may be entered in any court having jurisdiction. The decision of the Panel within the scope of the submission is final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason or in the event the Company shall seek equitable relief to enforce Section 9 of this Agreement. If the rules of the CPR differ from those of this Section 8, the provisions of this Section 8will control. The Company shall pay all the costs of arbitration including the fees of the arbitrators, and the arbitrators shall award reasonable legal fees to Executive, unless the arbitrators or a judicial forum shall finally determine that Executive acted in bad faith.

9.     CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

           9.1      Acknowledgment of Confidentiality.

                     (a)      Executive understands and acknowledges that Executive may obtain Confidential Information during the course of Executive’s employment hereunder. Accordingly, Executive agrees that Executive shall not, either during the Term or at any time within one year after the Date of Termination (the “Restricted Period”), (i) use or disclose any such Confidential Information outside the Company, its Subsidiaries and Affiliates; or (ii) except as required in the proper conduct of Executive’s duties hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company or any Subsidiary or Affiliate.

                     (b)      The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Executive of his obligations under this Section 9).

                     (c)      In the event Executive is required by law or a court order to disclose any such Confidential Information, Executive shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, to the extent that Executive is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

                     (d)      This Agreement shall constitute an agreement to maintain disclosed information in confidence for purposes of Rule 100(b)(ii) of Regulation FD promulgated pursuant to the Act. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision.

           9.2      Delivery of Material.   Executive shall promptly, and without charge, deliver to the Company on the termination of Executive’s employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business of the Company, its Subsidiaries and its Affiliates, and all property associated therewith, which Executive may then possess or have under his control.

10.     SURVIVAL

                   The provisions of Sections5.2, 7, 8, 9, and 10shall survive termination of this Agreement and remain enforceable according to their terms.

11.     SEVERABILITY

                  The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

12.     NOTICES

                  All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

If to the Company:

Eos International, Inc. 888 Seventh Avenue, 13th Floor, New York, New York 10106 Attn: Peter A. Lund

with a copy to:

Pitney, Hardin, Kipp & Szuch LLP 200 Campus Drive Florham Park, New Jersey 07932 Attn: Frank E. Lawatsch, Jr., Esq.

If to Executive:

Jose Ferreira, Jr. 73 Turning Mill Lane New Canaan, Connecticut 06840

                  By notifying the other parties in writing, given as aforesaid, any party may from time to time change its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.

13.     ASSIGNMENT AND SUCCESSORS

                  Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Executive. This Agreement is not assignable by the Company, including, without limitation, to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment, without the written consent of Executive. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof and the Company shall require as a condition thereof that such corporation assume this Agreement in form and substance satisfactory to Executive. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

14.     ENTIRE AGREEMENT, WAIVER AND OTHER

           14.1.      Integration.   This Agreement, together with the Engagement Agreement by and between the Company and Woodclyffe dated September 24, 2003, the Trust Agreement, the 2003 Plan, and any deferral election made by Executive under the 2003 Plan, contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

           14.2.      No Waiver.

                     (a)      No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Executive with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

                     (b)      Executive shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Executive reduce his obligations under this Agreement.

                     (c)      This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein. Executive may not sign any document on behalf of the Company which amends this Agreement.

15.     MISCELLANEOUS

           15.1      Governing Law.  This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Connecticut.

           15.2      Headings.   The section and subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           15.3      Severability.   The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

           15.4      Obligations of Company.  The Company’s obligation to pay for the services provided by Executive hereunder and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in Section 7.8 of this Agreement, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from Executive or any person entitled thereto. Executive shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

           15.5      Rights of Beneficiaries of Executive.   In the event of Executive’s death only, this Agreement shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to Executive pursuant to Section 7.1 of this Agreement, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s beneficiary (if one is designated pursuant to this Agreement) or, if there be no such beneficiary designated, to Executive’s estate.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, to be effective as of the Commencement Date.

JOSE FERREIRA, JR. —————————————— Jose Ferreira, Jr., Individually

EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Name: Peter A. Lund Title: Chairman of the Board

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